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                               ECHO BAY MINES LTD.

                              SHARE INCENTIVE PLAN

                   (INCLUDING AMENDMENTS TO NOVEMBER 9, 1995)


1.        PURPOSE

          The purpose of this Plan is to provide an incentive, in the form of a proprietary interest in Echo Bay Mines Ltd. (the "Corporation") to officers, directors and employees of the Corporation and its subsidiaries who are in a position to contribute materially to the successful operation of the business of the Corporation, to increase their interest in the Corporation's welfare, and to provide a means through which the Corporation can attract and retain employees of outstanding abilities.

2.        ADMINISTRATION

          The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of the Corporation. Each member of the Committee shall at all times be a "disinterested person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended from time to time.

          Only "outside directors", as hereinafter defined, are eligible to sit on the Committee and there must be at least two such directors on the Committee. A director is an "outside director" if the director (i) is not a current employee of the Corporation, (ii) is not a former employee of the Corporation who received compensation for prior services during the taxable year, (iii) has not been an officer of the Corporation, and (iv) does not receive remuneration from the Corporation, either directly or indirectly, in any capacity other than as a director. The determination of a person's status as an employee or former officer and the definition of remuneration are established under the Plan by reference to the Regulations under the Internal Revenue Code (United States), as they may from time to time be amended or replaced. The Committee may make grants, subject to the terms of the Plan, to such eligible persons and with respect to such number of shares in the common share capital of the Corporation as the Committee, in its sole discretion, may determine.

          Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan and the grants made under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of the agreements related to the grants described in Section 6 hereof, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission and reconcile any inconsistency in the Plan or in any option or grant in the manner and to the extent it shall be deemed desirable to carry it into effect. The determinations of the Committee in the administration of the Plan, as described herein, shall be final and conclusive.

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3.        SHARES SUBJECT TO THE PLAN

          Subject to adjustment as provided in Section 10, an aggregate of 8,000,000 common shares of the Corporation will be available for issuance upon the exercise of options granted under the Plan. If any Plan option shall terminate for any reason without having been exercised in full the unpurchased shares subject thereto shall be available for future options. For greater certainty, the aforesaid number of 8,000,000 common shares gives effect to the six for five split of the common shares of the Corporation determined by the Board on August 9, 1983, with a record date of August 24, 1983 as well as the two for one split determined on June 8, 1987, with a record date of July 14, 1987 and includes

     (a) 72,000 common shares, being the 60,000 common shares of the Corporation reserved for issuance by the Board on May 6, 1983, as adjusted pursuant to Section 10 hereof in recognition of the 1983 share split;

     (b) an additional 428,000 common shares of the Corporation, reserved for issuance by resolution of the Board made August 9, 1983;

     (c) an additional 750,000 common shares of the Corporation, reserved for issuance by resolution of the Board made November 12, 1985;

     (d) an additional 750,000 common shares of the Corporation, reserved for issuance by resolution of the Board made February 17, 1987;

     (e) an additional 2,000,000 common shares of the Corporation, to adjust the above-mentioned numbers in recognition of the 1987 share split;

     (f) an additional 2,000,000 common shares of the Corporation, reserved for issuance by resolution of the Board made February 13, 1992; and

     (g) an additional 2,000,000 common shares of the Corporation, reserved for issuance by resolution of the Board made February 17, 1994.


4.        ELIGIBILITY

          Officers, directors and employees of the Corporation and its subsidiaries shall be eligible for grants under the Plan but no single officer, director or employee of the Corporation and its subsidiaries shall be eligible to receive options covering, in total, more than 5% of the issued and outstanding common shares of the Corporation. The term "subsidiaries" shall mean any corporation in which the Corporation owns 50% or more of the total combined voting shares of all classes of share capital at the time a grant of an option is made to a person eligible for grants

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under the Plan, or at any time when such person is by the terms of the Plan eligible to exercise a grant.  The term "affiliate", for the purposes of
Section 5(c) of the Plan, shall mean an affiliated body corporate as defined in the CANADA BUSINESS CORPORATIONS ACT.

5.        GRANTING OF OPTIONS

          The Committee may, from time to time, grant share options to eligible persons. Except as hereinafter provided, options granted pursuant to the Plan shall be subject to the following terms and conditions:

     (a)  PRICE   In respect of all grants of options, the purchase price per share deliverable upon exercise of an option shall be not less than 100% of the fair market value of the Corporation's common shares at the time the option is granted. The fair market value shall be the closing price of the Corporation's common shares as determined by the Committee on the date the option is granted, or if there is no sale on such date, then the closing price on the last previous day on which a sale is reported. References to sales shall in the first instance be to those on The Toronto Stock Exchange, and if no sale has occurred on the applicable date on such Exchange then to the Montreal Exchange. Shares may be purchased only upon payment of the purchase price therefor in full, either in cash (which may include settlement by cheque or wire transfer of funds) or by the surrender or delivery to the Corporation of common shares.

     (b)  TERMS OF OPTIONS   The term during which each option may be exercised
          shall be determined by the Committee, but in no event shall an option be exercisable in whole or in part more than 10 years from the date it is granted. All rights to purchase pursuant to an option shall, unless sooner terminated, expire at the date designated by the Committee. The Committee shall determine the date (which shall not be earlier than six months after the date of grant) on which each option shall become exercisable and may provide that an option shall become exercisable in installments. The shares comprising each installment may be purchased in whole or in part at any time after such installment becomes purchasable. The Committee may, in its sole discretion, accelerate the time at which any option may be exercised in whole or in part. Such discretion may be exercised in any circumstances deemed appropriate by the Committee including, but without limitation, the threat (actual or perceived) of a take-over bid for voting control of the Corporation.

     (c)  TERMINATION OF EMPLOYMENT   The following provisions shall govern the
          rights of a grantee (or the estate of a grantee) whose service has terminated:

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          (i)  if the service of a grantee is terminated for cause, all options which are exercisable must be exercised within 10 business days of termination, failing which they shall automatically lapse, and all options not exercisable at the time of termination shall immediately be forfeited;

          (ii) if the service of a grantee is terminated other than for cause, all options which are exercisable must be exercised within one year of termination, failing which they shall automatically lapse, and all options not exercisable at the time of termination shall immediately be forfeited;

         (iii) if a grantee resigns from service, all options which are exercisable must be exercised within 60 days of resignation, failing which they shall automatically lapse, and all options not exercisable at the time of resignation shall immediately be forfeited;

          (iv) if a grantee, having reached the full age of 62 years and completed five years of service, retires from service, all options which are exercisable must be exercised within three years of retirement, failing which they shall automatically lapse, and any options not exercisable at the time of retirement shall continue to vest for three years from retirement and must (once they have vested) be exercised during the three year period measured from the date of retirement;

          (v) if a grantee, having reached the full age of 62 years and completed 15 years of service, retires from service, options not then exercisable shall continue to vest and all options shall be exercisable throughout their term;

          (vi) if a grantee becomes disabled, the terms of all options shall immediately become accelerated such that the options are fully vested and immediately exercisable and all options shall be exercisable throughout the term of the option grant; and

         (vii) if a grantee dies while in the service of the Corporation or a subsidiary or after retirement or becoming disabled, the terms of all options shall immediately become accelerated such that the options are fully vested and immediately exercisable and all options shall be exercisable throughout the term of the option grant.

          For the purposes of this Section 5(c), "service" includes employment or office with the Corporation or any other entity which was/is at the relevant time a subsidiary or affiliate of the Corporation.

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          Notwithstanding the foregoing provisions of this Section 5(c) the
          Committee may, when appropriate and in the best interests of the Corporation, vary the option rights of a grantee whose employment has been terminated; provided, however, that the grantee's rights are in result no less favourable to him than would be the case had the Committee decided to take no action whatsoever.

     (d) MAXIMUM AGGREGATE GRANT AND AMOUNT OF COMPENSATION No grantee may during any consecutive three calendar year period receive an aggregate grant of more than 400,000 options to acquire common shares. Under the terms of any option, the amount of compensation a grantee is entitled to receive is based solely on an increase in the value of the corresponding common shares after the date of grant or award.


6.        INCENTIVE STOCK OPTIONS

          The Committee may, at the time it grants a share option, designate such option as an "incentive stock option" ("ISO"). Any options so designated shall be subject to the additional conditions and limitations set forth in this paragraph and to any other conditions and limitations that the Committee may deem advisable in order that such ISO may qualify as an incentive stock option under Section 422A of the United States Internal Revenue Code (the "Code"). Such ISO shall also be subject to the other provisions of this Plan except to the extent modified herein.

     (a) ISO's may be granted only to officers and employees of the Corporation and its subsidiaries. Directors of the Corporation or its subsidiaries are not eligible to receive ISO's unless they are also employees or officers of the Corporation or one of its subsidiaries.

     (b) The purchase price per share deliverable upon the exercise of each ISO shall be not less than 100% of the fair market value of the Corporation's common shares (determined in accordance with paragraph 5(a)) at the time the ISO is granted. If the grantee of an ISO owns securities possessing more than 10% of the total combined voting power of all classes of securities of the Corporation or any parent or subsidiary corporation of the Corporation, the purchase price per share deliverable upon exercise of the ISO shall be at least 110% of the fair market value of the common shares subject to the ISO at the time such ISO is granted, and such ISO shall not be exercisable after five years following the date on which it was granted.

     (c) With respect to ISO's granted before January 1, 1987, the aggregate fair market value (determined as of the time the ISO is granted) of the common shares for which any eligible person may be granted ISO's in any calendar year under this

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          Plan and under any other incentive stock option plan of the
          Corporation or any parent or subsidiary corporation of the Corporation shall not exceed U.S. $100,000 plus any unused limit carryover to such year, as defined in Section 422A(c)(4) of the Code. With respect to ISO's granted on or after January l, 1987, the aggregate fair market value (determined as of the time the ISO is granted) of the common shares as to which an ISO may first become exercisable in a particular calendar year may not exceed U.S. $100,000.

     (d) Upon the termination of a grantee's employment because of retirement, the grantee's right to exercise an ISO shall be limited to three months from the date of retirement, and upon the termination of a grantee's employment because of disability, the grantee's right to exercise an ISO shall be limited to twelve months from the date of such disability.

     (e) No ISO granted under this Plan prior to January 1, 1987 ("New ISO") shall be exercisable while there is outstanding (within the meaning of Section 422A(c)(7) of the Code) any ISO which was granted before the granting of such New ISO to the grantee to purchase securities in the Corporation or in a corporation which (at the time of granting of such new ISO) is a parent or subsidiary corporation, as defined in Section 425 of the Code, of the Corporation or a predecessor corporation of any such corporations.


7.        CERTIFICATE OF GRANT

          Each grantee who receives a grant of options under the Plan shall receive a certificate of grant from the Corporation which shall contain such provisions, consistent with the provisions of the Plan, as may be established from time to time by the Committee.

8.        TRANSFERABILITY OF GRANTS

          No grant under the Plan shall be transferable by a grantee otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, and during the lifetime of the grantee such grants may be exercised only by him or by his guardian or legal representative.

9.        LISTING AND REGISTRATION

          Each grant shall be subject to the requirement that, if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the shares subject

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to such grant upon any securities exchange or under any provincial or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, such grant or the issue or purchase of shares thereunder, no such grant may be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

10.       ADJUSTMENT OF AND CHANGES IN COMMON SHARES OF THE CORPORATION

          In the event of a reorganization, recapitalization, change of shares, share split, spin-off, stock dividend, reclassification, subdivision or combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of the Corporation, the Committee shall make such adjustment as it deems appropriate in the number and kind of shares authorized by the Plan, in the number and kind of shares covered by grants made under the Plan and in the purchase prices of outstanding options.

11.       NO RIGHTS OF SHAREHOLDERS

          Neither the grantee nor his personal representative shall be, or have any of the rights and privileges of, a shareholder of the Corporation in respect of any shares purchasable upon the exercise of any option in whole or in part, unless and until certificates for such shares have been issued.

12.       AMENDMENT AND TERMINATION

          The Plan may be amended by the Board of Directors of the Corporation as it shall deem advisable to conform to any change in the law or regulation applicable thereto or in any other respect which the Board may deem to be in the best interest of the Corporation; provided, however, that the Board may not, without the authorization and approval of the shareholders increase the total number of securities which may be issued under the Plan except pursuant to paragraph 10.

          The Board of Directors of the Corporation may, in its discretion, terminate, or fix a date for the termination of the Plan. No such termination shall affect any grants theretofore made which have neither expired nor been terminated. Unless previously terminated, the Plan shall terminate on December 31, 2002, and no grants shall be made under the Plan after such date.

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13.       EFFECTIVE DATE OF THE PLAN

          The Plan was created by the Board effective May 6, 1983 and confirmed by the holders of voting securities of the Corporation in general meeting held June 21, 1983. The increase in the number of securities which may be issued under the Plan, by 428,000 common shares as described in
Section 3(b) hereof, was authorized and approved by the holders of the voting securities of the Corporation, as were

     (a) the change in the administration of the Plan (from the Board of Directors to the Committee); and

     (b) the extension of the class of persons eligible to receive grants, to include officers, directors and employees of the Corporation.

          The matters described in items (a) and (b) above are the subject of a directors' resolution adopted February 21, 1984.

          The increase in the number of securities which may be issued under the Plan, by 750,000 common shares as described in Section 3(c) hereof and the amendment in Section 5(a) hereof, providing for the right of a grantee to pay for common shares purchased under the Plan by the surrender or delivery to the Corporation of common shares were approved by the Board on November 12, 1985 and by the holders of the voting securities of the Corporation on June 9, 1986.

          The increase in the number of securities which may be issued under the Plan, by 750,000 common shares as described in Section 3(d) hereof, was approved by the Board on February 17,1987 and by the holders of the voting securities of the Corporation on June 9, 1987.

          The increase in the number of securities which may be issued under the Plan, by 2,000,000 common shares as described in Section 3(f) hereof, was approved by the Board on February 13, 1992 and by the holders of the voting securities of the Corporation on June 11, 1992.

          The increase in the number of securities which may be issued under the Plan, by 2,000,000 common shares as described in Section 3(g) hereof, was approved by the Board on February 17, 1994 and by the holders of the voting securities of the Corporation on June 9, 1994.